UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

000-51590

 (Commission File Number)

Delaware                                      38-3718471

 (State or other jurisdiction             (I.R.S. Employer Identification No.)

of incorporation or organization)

25520 Avenue Stanford, Suite 311, Valencia, CA  91355

 (Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (661) 775-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2007, Enable IPC Corporation (the “Company”) announced that the Company entered into an Option Agreement (the “Agreement”) relating to a nanoparticle-based ultracapacitor technology (the “Technology”) with the Wisconsin Alumni Research Foundation (“WARF”), the licensing arm of the University of Wisconsin.

The Option Agreement has a term of six months, commencing April 20, 2007 (the “Option Period”).  During the Option Period, the Company has a non-exclusive license to use the Technology for internal evaluation purposes.  The Company also has an option during the Option Period to negotiate an exclusive license to the Technology in the consumer application field (with the exception of power tools, for which a co-exclusive license may be granted) throughout the United States.

A copy of the Company’s press release dated May 3, 2007 is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)

Pro Forma Financial Information: Not Applicable

(b)

Exhibits: The following exhibits are included as part of this report

Exhibit No.

Description

99.1

Press Release, dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2007

ENABLE IPC CORPORATION

By:   /s/ David Walker

        -----------------------------

         David Walker

         Chief Executive Officer